EXHIBIT 99.1

WRITTEN CONSENT OF THE SOLE

DIRECTOR OF

ALMOST NEVER FILMS, INC.

THE UNDERSIGNED, being the sole director of Almost Never Films, Inc., a Nevada corporation (the "Corporation"), pursuant to the provisions of the Nevada Revised Statutes, the undersigned does hereby adopt the resolutions set forth below and upon execution of this consent (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to appoint Daniel Roth as Chief Creative Officer of the Corporation and Damiano Tucci as Chief Operating Officer of the Corporation (the “Appointments”).

AND WHEREAS, Daniel Roth and Damiano Tucci accept the Appointments.

THEREFORE, BE IT RESOLVED, that the Corporation undertake the Appointments.

FURTHER RESOLVED, that any and all actions heretofore reasonably taken by or on behalf of the Corporation in the conduct of its business prior to the date hereof are approved, ratified and confirmed in all respects as being the acts and deeds of the Corporation, including any and all actions heretofore made for or on behalf or in the name of the Corporation by any of the Corporation’s officer and directors.

FURTHER RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

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IN WITNESS WHEREOF, the undersigned director has hereunto set his hands and adopted the above resolutions as of August 24, 2017 and hereby direct that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

DIRECTOR:

/s/ Danny Chan
Danny Chan

Agreed and accepted:

/s/ Daniel Roth
Daniel Roth

/s/ Damiano Tucci
Damiano Tucci

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